CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Financial Statements and Experts” and to the use of our report on Dreyfus Premier Growth and Income Fund dated November 12, 2004, which is incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus Growth and Income Fund, Inc.

ERNST & YOUNG LLP

New York, New York
December 13, 2004